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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' REPORT





We consent to the incorporation by reference in Registration Statement No. 33-91368 of RTW, Inc. on form S-8/S-3, Registration Statement No. 33-91372 of RTW, Inc. on Form S-8, Registration Statement No. 33-98966 of RTW, Inc. on Form S-8, and Registration Statement No. 333-28585 of RTW, Inc. on Form S-8 of our reports dated March 25, 2003, appearing in this Annual Report on Form 10-K of RTW, Inc. for the year ended December 31, 2002.




                                                          /s/  Ernst & Young LLP

Minneapolis, Minnesota
March 31, 2003